EXHIBIT 10.21


                              EMPLOYMENT AGREEMENT


      AGREEMENT made as of the Eighteenth day of September, 2001 by and among Cheng-Guan (Michael) Quah ("Employee") and Ocean Power Corporation, a Delaware corporation (the "Company").

                                    PREAMBLE

      The Company recognizes Employee's potential contribution to the growth and success of the Company and desires to assure the Company of Employee's employment in the capacity of Chief Technology Officer/Senior Vice President - Asia, for the Company and to therefore compensate him. Employee wants to be employed by the Company and to commit himself to serve the Company on the terms provided herein.

      NOW, THEREFORE, in consideration of the foregoing and of the respective covenants and agreements of the parties, the parties agree as follows:

                                    ARTICLE 1
                               TERM OF EMPLOYMENT

      Section 1.01. SPECIFIED TERM. The Company hereby employs Employee and Employee accepts employment with the Company for a period of five (5) years beginning on October 15, 2001, and ending on October 14, 2006, on the terms and conditions herein set forth.

      Section 1.02. EARLIER TERMINATION. This Agreement may be terminated earlier as provided in Article 4 below.

      Section 1.03. "EMPLOYMENT TERM" DEFINED. As used herein, the phrase "employment term" refers to the entire period of employment of Employee by the Company hereunder, whether for the period provided above, or whether terminated earlier as hereinafter provided, or extended by mutual agreement between the Company and Employee.

                                    ARTICLE 2
                       DUTIES AND OBLIGATIONS OF EMPLOYEE

      Section 2.01. GENERAL DUTIES. Employee shall serve as Chief Technology Officer/Senior Vice President - sdia for the Company In such capacity, Employee shall do and perform all services, acts or things necessary or advisable and fulfill the duties of the position and to manage and conduct the business of the Company, including build up of a technology portfolio in support of the Company's power and water projects, and the mapping out and execution of a Business Plan for the growth of the Company in Asia, initially focused on


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opportunities  in the  ASEAN  region  and East  Asia.  The plan  will  encompass investment in, and/or joint ventures and partnerships with, local companies in the regions to manufacture and/or market components or systems for power and water projects, contracted by the Company (and/or its subsidiaries). The plan also calls for securing equity investments in Ocean Power (and/or its Asian subsidiaries) from companies or quasi-governmental agencies in Asia. Additional duties shall include, but not be limited to: assist in defining the vision of the Company, with the goal of establishing leadership in the field of integrated water and power systems; provide initiative in creating the business plan, and in setting the course for the company; help in defining the philosophy and mission, with responsibility for turning goals into operational reality; coordinate, or oversee coordination of the work of the sub-units and sister subsidiaries; ensure that the President is informed of operations; represent the Company dealing with customers and with other persons and entities; and represent the Company in public as required by the President.

      Section 2.02. BEST EFFORTS COVENANT. Employee will, to the best of his/her ability, devote his/her full professional and business time and best efforts to the performance of his/her duties for the Company and its subsidiaries and affiliates.

      Section 2.03 COMPETITIVE ACTIVITIES. During the employment term, Employee shall not, directly or indirectly, either as an employee, employer, consultant, agent, principal, partner, stockholder, corporate officer, director or in any other individual or representative capacity, engage or participate in any business that is in competition in any manner whatsoever with the business of the Company. In furtherance, and not in limitation of the generality of the preceding sentence, Employee shall not, for himself/herself or on behalf of any person or organization, directly or indirectly, compete with the Company, in the development, manufacture, sale, solicitation or servicing of any then existing product or process of, or service or business engaged in, by the Company, or any other product or process of, or service or business engaged in, or under development by, the Company. The provisions of this Section 2.04 shall not be construed as preventing Employee from (a) investing his/her personal assets in businesses which do not compete with the Company in such form or manner as will not require any services on the part of the Employee in the operation or the affairs of the companies in which such investments are made and in which his/her participation is solely that of an investor, (b) purchasing securities in any corporation whose securities are regularly traded provided that such purchase shall not result in him or her collectively owning beneficially at any time five (5%) percent or more of the equity securities of any corporation engaged in a business competitive to that of the Company, and (c) participating in conferences, preparing or publishing papers or books or teaching so long as the CEO approves of such activities prior to the Employee's engaging in them. Prior to commencing any activity described in clause (c) above, the Employee shall inform the CEO of the Company, in writing of any such activity.



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      Section 2.04. EMPLOYEE NONSOLICITATION. During the Employment Term and for
12 months after Employees voluntary  termination of employment the Employee will
not,   either   personally  or  by  his  agent  or  by  letters,   circulars  or
advertisements, and whether for himself or on behalf of any other person, company (other than Ocean Power Corporation), firm or other entity, (a) solicit or employ any employee of the Company; or (b) seek to persuade any employee of the Company to discontinue his or her status or employment with the Company or to become employed in a business or activities likely to be competitive with the business of the Company

      Section 2.05. UNIQUENESS OF EMPLOYEE'S SERVICES: Equitable Relief. Employee hereby represents and agrees that the services to be performed under the terms of this contract are of a special, unique, unusual, extraordinary and intellectual character that gives them a peculiar value, the loss of which cannot be reasonably or adequately compensated in damages in an action at law. Employee, therefore, expressly agrees that the Company, in addition to any other rights or remedies that the Company may possess shall be entitled to injunctive and other equitable relief to prevent or remedy a breach of this contract by Employee.

      Section 2.06. CONFIDENTIAL INFORMATION.

      (a) Employee recognizes and acknowledges that the Company's trade secrets and proprietary knowledge, information, processes and know-how and property belonging to third parties which the Company shall be under obligation to protect and keep confidential ("Customer Confidential Information"), as they may exist from time to time ("Confidential Information"), are valuable, special and unique assets of the Company's business, access to and knowledge of which are essential to the performance of Employee's duties hereunder. Accordingly, Employee agrees to execute and deliver concurrently with the execution and delivery of this Agreement, an Employee's Agreement Re: Inventions and Confidential Information, substantially in the form attached hereto as Exhibit A.

      (b) Employee shall assure that no Confidential Information is removed from the premises of the Company, except as required in his/her normal course of employment by the Company. Employee shall use his/her best efforts to cause all persons or entities to whom any Confidential Information shall be disclosed by him or her hereunder to observe the terms and conditions set forth herein as though each such person or entity was bound hereby.

      (c) Employee acknowledges and agrees that during the course of and in connection with his/her employment with the Company, he/she will have access to a third person's Customer Confidential Information. Employee agrees that if requested by any such third person he/she will execute and deliver all documents and agreements that may be reasonably requested by such third person, and approved by the Company as necessary to protect such third person's rights in


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and to its Customer Confidential Information,

                                    ARTICLE 3
                                  COMPENSATION

      Section 3.01. ANNUAL SALARY: ADJUSTMENT:

      (a) For all services rendered under this Agreement, subject to any adjustment as provided in this Section 3.01, the Company shall pay an annual salary of two hundred and forty thousand dollars ($240,000.00) payable in equal weekly installments.

      (b) Commencing with January, 2003, and each January thereafter during the term of this Agreement, the annual salary in effect on December 31 of the immediately preceding year shall be adjusted for any change in the Consumer Price Index from the then last preceding January through the then last preceding December. As used in this Agreement, "Consumer Price Index" shall mean the United States Department of Labor's Bureau of Labor Statistics' Consumer Price Index, All Urban Consumers, All Items, San Francisco - Oakland - San Jose (1982-1984 = 100), or the successor of such index. If such index is discontinued or revised, the index designated as the successor or substitute index by the government of the United States shall be substituted. If such index is changed so that a year other than 1967 shall equal 100, then such index shall be converted in accordance with the conversion factors published by the United States Bureau of Labor Statistics.

      (c) In addition to any adjustments to the annual salary pursuant to sub-section 3.01(b), there shall be an annual review for merit by the Company's Board of Directors or delegate thereof, at which time the employee will be considered for an increase in the annual salary and/or bonus as may be deemed appropriate to reflect the value of the services of the Employee. Employee's salary increase and bonus shall be a combined minimum of twenty percent (20%) and a maximum of forty percent (40%) of Employees base annual salary, and shall be paid in a combination of cash and/or stock, as Employee and the Company shall agree.

      Section 3.02 EMPLOYEE'S BENEFITS.

      (a) The Employee shall be entitled to participate in or receive benefits under any employee benefit plan or arrangement made available by the Company in the future to its officers and key management employees, subject to and on a basis consistent with the terms, conditions and overall administration of such plans and arrangements, as such may be adopted, amended, superseded or terminated from time to time. Without in any way limiting the foregoing, such benefits presently include the following:



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           (i) The  Company,  in order to  retain  its  valued  employees,  will establish an Internal Revenue Code Section 401(k) plan. Contributions of the participating employees, including Employee, may be matched by contributions from the Company at the discretion of the Board of Directors of the Company,
provided,   however,  that  the  Company  does  not  intend  to  make  any  such contributions until its operations become profitable.

           (ii) Employee shall be entitled to all paid legal holidays made available by the Company such holidays to include, without limitation, New Years Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day.

           (iii) In addition to such paid holidays, Employee shall be entitled to twenty (20) days of personal time off each calendar year to be used by the Employee for vacation or sickness, during which time Employee's compensation shall be paid in full. Vacation time not taken in the calendar year will be accumulated and added to the vacation time for subsequent years; provided, however, Employee shall not take vacations in excess of ten (10) consecutive business days without at least four (4) weeks' prior notice to the Chairman and the President of the Company, and provided further that employee shall be permitted to accrue more than 20 unused vacation days.

           (iv) The Company shall provide Employee fully-paid insurance benefits as described in Exhibit B hereto.

      (b) Nothing paid to the Employee under any plan or arrangement presently in effect or made available in the future shall be deemed to be in lieu of the annual salary payable to Employee pursuant to Section 3.01 hereinabove. Any payments or benefits payable to the Employee hereunder in respect of any calendar year during which the Employee is employed by the Company for less than the entire such year shall, unless otherwise provided in the applicable plan or arrangement, be prorated in accordance with the number of days in such calendar year during which he/she is so employed.

      (c) In recognition of the necessity of the use of an automobile to the efficient and expeditious performance of Employee's services, duties and obligations to and on behalf of the Company, the Company shall bear the expense of fuel and maintenance of the Employee's car in the form of reimbursement of $0.31 per mile for miles driven for and documented to the Company

      Section 3.03 REIMBURSEMENT OF BUSINESS EXPENSES. The Company shall promptly reimburse Employee for all reasonable business expenses incurred by Employee in promoting the business of the Company, including expenditures for entertainment, gifts and travel. Each such expenditure shall be reimbursable only if it is of a nature qualifying it as a proper deduction on the federal and state income tax return of the Company. Each such expenditure shall be reimbursable only if Employee furnishes to the Company adequate records and


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other   documentary   evidence  required  by  federal  and  state  statutes  and regulations issued by the appropriate taxing authorities for the substantiation of that expenditure as an income tax deduction.

                                    ARTICLE 4
                            TERMINATION OF EMPLOYMENT

      Section 4.01. TERMINATION FOR CAUSE. The Company reserves the right to terminate this Agreement and Employee's employment if Employee (1) willfully breaches or habitually neglects the duties which he/she is required to perform under the terms of this Agreement; or (2) commits such acts of dishonesty, fraud, misrepresentation, abuse of alcohol or controlled substances, or other acts of moral turpitude, as would prevent the effective performance of his/her duties. The Company may in its opinion terminate this Agreement for the reasons stated in this section by giving written notice of termination to Employee without prejudice to any other remedy to which the Company may be entitled, either at law, in equity or under this Agreement. The notice of termination required by this section shall specify the ground for the termination and shall be supported by a statement of relevant facts. Termination under this section shall be considered "for cause" for the purposes of this Agreement.

      Section 4.02. TERMINATION WITHOUT CAUSE. The employment of Employee under this Agreement shall cease and this Agreement, other than the provisions of
Section 2.06, shall terminate:

      (a) Upon the death of Employee;

      (b) If during the term of this Agreement, Employee shall sustain a Disability, as hereinafter defined, Employee shall be entitled to receive only the benefits, if any, as may be provided by any insurance to which he/she may become entitled to pursuant to Section 3.02. "Disability" as used herein means the complete and total disability of Employee resulting from, injury, sickness, disease or infirmity, whereby Employee, for a period of sixty (60) consecutive days, is unable to perform his/her usual services for the Company;

      (c) The Company may terminate the Employee's employment hereunder at any time without breaching this agreement. If the Company shall terminate Employee's employment without cause (other than for the reasons set forth in Sections 4.02(a) or 4.02(b) hereof), the Company shall continue to pay to the Employee, in accordance with its regular payroll practice, his Annual Salary (as set forth in Section 3.01(a), as such may have been adjusted from time to time) for a period of three months from the termination date or until the scheduled expiration of this Agreement, whichever may occur first (the "Severance


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Payments");  provided however,  that as a condition  precedent to his receipt of the Severance Payments, Employee shall be required to provide a binding general release in a form suitable to the Company of any and all claims which the Employee has, had or may have against the Company. Notwithstanding the provisions above, the Company shall not terminate Employee without cause during the first twelve (12) months of his employment.

      Section 4.03. TERMINATION FOR GOOD REASON. The Employee may terminate this Agreement for Good Reason in the event that the Company fails to grant the Option as provided in Section 5.01 below. In the event that the Employee terminates this Agreement for Good Reason, the Company's sole obligation shall be to pay to the Employee his regular salary through the termination date.

                                    ARTICLE 5
                                  MISCELLANEOUS

      Section 5.01. OPTION GRANT. Effective as of the effective date of the Company's 2001 Equity Incentive Plan, the Company shall grant to the Eexecutive a non-qualified stock option (the "Option") to purchase 500,000 shares ("Shares") of the Company's common stock, par value $0.01 per share. The Option shall be granted subject to the following terms and conditions.

      (a) The Option shall be granted under and shall be subject to the Company's 2001 Equity Incentive Plan;

      (b) The exercise price per Share shall be $1.50;

      (c) Unless Executive is terminated for cause pursuant to Section 4.01 or voluntarily terminates his employment with the Company, the Option shall become vested and exercisable in three cumulative annual installments as follows:

           (i) The Option shall become vested and exercisable with respect to 100,000 Shares on October 15, 2002;

           (ii) The Option shall become vested and exercisable with respect to 200,000 Shares on October 15, 2003;

           (iii) The Option shall become vested and exercisable with respect to 200,000 Shares on October 15, 2004;

      (d) The Option shall remain exercisable until January 1, 2112, subject to the Company's 2001 Equity Incentive Plan in the event of termination of employment prior to January 1, 2112; and



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      (e) The Option  shall be evidenced  by a written  Stock  Option  Agreement containing the terms set forth in this Section 5.01 and containing additional terms substantially comparable to those provided to other senior executives of the Company.

      Section 5.02. ASSIGNMENT. This Agreement may not be assigned by any party hereto, provided that the Company may assign this Agreement: (a) to an affiliate so long as such affiliate assumes the Company's obligations hereunder, provided that no such assignment shall discharge the Company of its obligations herein, or (b) in connection with a merger or consolidation involving the Company or a sale of substantially all its assets to the surviving corporation or purchaser as the case may be, so long as such assignee assumes the Company's obligations thereunder.

      Section 5.03. GOVERNING LAW. This Agreement shall be construed in accordance with and governed for all purposes by the laws of California.

      Section 5.04. INTERPRETATION. In case any one or more of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions in this Agreement, but this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

      Section 5.05. NOTICE. Any notice required or permitted to be given hereunder shall be effective when received and shall be sufficient if in writing and if personally delivered or sent by certified mail, return receipt requested, to the party to receive such notice at its address set forth at the end of this Agreement or at such other address as a party may by notice specify to the other.

      Section 5.06. AMENDMENT AND WAIVER. This Agreement may not be amended, supplemented or waived except in writing, signed by the party against which amendment or waiver is to be enforced. The waiver by any party of a breach of any provision of this Agreement shall not operate to, or be construed as a waiver of, any breach of that provision nor as a waiver of any breach of another provision.

      Section 5.07. SURVIVAL OF RIGHTS AND OBLIGATIONS. All rights and obligations of the Employee or the Company arising during the term of this Agreement shall continue to have full force and effect after the termination of this Agreement unless otherwise provided herein.


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      IN WITNESS WHEREOF, the parties hereto have entered into this Agreement as of the date first above written.



OCEAN POWER CORPORATION                     EMPLOYEE:



BY:______________________________           BY:__________________________
    JOSEPH P. MACEDA, PRESIDENT                CHENG-GUAN (MICHAEL) QUAH

                                               __________________________
                                                      (Address)

                                               __________________________


                                               __________________________




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